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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of earliest event reported: January 3, 2002

                                 Infotopia, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                Nevada 95-4685068
                (State of Incorporation) (IRS Employer ID Number)

                           3635 Boardman Canfield Road
                               Canfield, OH 44406
                    (Address of Principal Executive Offices)

                                 (330) 702-3700
              (Registrant's Telephone Number, Including Area Code)
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Item 2. Acquisition or Disposition of Assets

         Effective January 3, 2002, Trendirect Marketing, Inc., ("Trendirect") a wholly-owned subsidiary of Infotopia, Inc. ("Infotopia"), acquired certain assets (the "Assets") from Danmark, Inc. d/b/a DMI and Beacon Marketing Services, Inc. (collectively, "DMI"). DMI is a direct marketing company of certain products primarily sold through infomercials and direct marketing campaigns. Trendirect acquired the Assets pursuant to an order (the "Order") of the United States Bankruptcy Court District of Maine which authorized DMI to:
(i) sell substantially all their assets free and clear of liens and encumbrances pursuant to 11 U.S.C.A Sections 363(b), 363(f) and 363(k); and (ii) assume, assign and sell executory contracts pursuant to 11 U.S.C.A.
Sections 365(b) and 365(f).

         On September 7, 2001, DMI filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code. As of that date, DMI was indebted to Vitaquest International, Inc. ("Vitaquest") in the amount of $5,056,605.54. This amount was secured by a first priority security interest in all of DMI's assets in favor of Vitaquest. On November 6, 2001, Infotopia entered into a letter of intent ("LOI") with Vitaquest in which Vitaquest agreed to assign to Infotopia, or its designee, Vitaquest's title to the Assets or at Infotopia's option, Vitaquest's rights under the Order and Infotopia agreed to purchase the same.

         Pursuant to an amended letter of intent ("Amended LOI") dated December 10, 2001, Infotopia and Vitaquest agreed to assign Infotopia's rights and liabilities under the LOI to Trendirect. Further under the Amended LOI, Trendirect agreed to purchase Vitaquest's right under the Order to purchase the Assets directly from DMI for the purchase price of $3,575,000 payable in accordance with an agreed upon schedule, with $500,000 due and payable upon the closing of the transaction and the balance of $3,075,000 payable pursuant to the terms of a promissory note (the "Note") between Trendirect and Vitaquest. In connection with the Note, both Trendirect and Infotopia entered into security agreements in which Vitaquest was granted a security interest in the assets of Trendirect and Infotopia. Further, Infotopia entered in an unconditional guaranty agreement with Vitaquest in which Infotopia guaranteed the obligations of Trendirect to Vitaquest under the Note. Trendirect financed the acquisition of the Assets in part through an inter-company loan from Infotopia in the amount of $500,000 for the initial payment due to Vitaquest at the closing of the transaction. The $500,000 was obtained by Infotopia from the sale of its shares of common stock to Thomson Kernaghan, Ltd. pursuant to a subscription agreement, resulting in total proceeds of $950,000.

         The Assets acquired by Trendirect include cash on hand, interest in accounts receivables and certain escrow and reserve accounts, two leases on properties in Portland, Maine where the main office and call center of DMI was located, trademarks and tradenames and certain related product formulations and related intellectual property, including any and all infomercials, advertising materials and ancillary items, certain inventory, and the machinery and equipment of DMI. The Assets also included various agreements related to the day to day business of DMI. Trendirect intends to continue the use of the Assets in substantially the same manner in which they were previously used.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

10.1 Letter of Intent dated November 6, 2001 between Infotopia, Inc. and Vitaquest International, Inc.

10.2 Amended Letter of Intent dated December 10, 2001 between Infotopia, Inc., Vitaquest International, Inc. and Trendirect Marketing, Inc.

10.3     Bill of sale from Danmark, Inc. and Beacon Marketing Services, Inc.

10.4     Assignment of Trademarks from Danmark, Inc. to Trendirect Marketing,
         Inc.

10.5 Assignment and Assumption Agreement between Danmark, Inc., Beacon Marketing Services and Infotopia, Inc. and Trendirect Marketing, Inc.

10.6 Promissory note between Trendirect Marketing, Inc. and Vitaquest International, Inc.

10.7 Security Agreement between Trendirect Marketing, Inc. and Vitaquest International, Inc.

10.8     Security Agreement between Infotopia, Inc. and Vitaquest International,
         Inc.

10.9 Unconditional Guaranty between Trendirect Marketing, Inc., Infotopia, Inc. and Vitaquest International, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, by the undersigned hereunto duly authorized.

INFOTOPIA, INC.

By:      /s/ Daniel Hoyng
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         Daniel Hoyng, Chairman and CEO

Dated: January 18, 2002